Exhibit 99.1

Fulgent Genetics Reports First Quarter 2020 Financial Results

First Quarter 2020 Results:

•	Revenue totals $7.8 million, growing 44% year over year
•	Billable tests delivered total 13,163, growing 75% year over year
•	Gross Margin improves approximately 3 percentage points year over year; cost per test improves approximately 22% year over year
•	GAAP loss of $2.0 million, or $0.09 per share
•	Non-GAAP loss of $749,000, or $0.03 per share
•	Adjusted EBITDA loss of $506,000

TEMPLE CITY, CA, May 4, 2020 —Fulgent Genetics (NASDAQ: FLGT) (“Fulgent Genetics” or the “company”), a provider of comprehensive genetic testing and Next Generation Sequencing (“NGS”) solutions, today announced financial results for its first quarter of fiscal year 2020 ended March 31, 2020.

First quarter revenue was $7.8 million, an increase of 44% year over year from $5.4 million in the first quarter of 2019. GAAP loss for the first quarter of 2020 was $2.0 million, or $0.09 per share, and non-GAAP loss was $749,000, or $0.03 per share.

Adjusted EBITDA loss was $506,000 in the first quarter of 2020, compared to $712,000 in the first quarter of 2019.

Non-GAAP income (loss) and adjusted EBITDA are described below under “Note Regarding Non-GAAP Financial Measures” and are reconciled to the most directly comparable GAAP financial measure, GAAP income (loss), in the accompanying tables.

Ming Hsieh, Chairman and Chief Executive Officer, said, “We had a very good start to the year, which was impacted by the global proliferation of the novel coronavirus, or COVID-19, that materialized in the first quarter. In response to the COVID-19 pandemic, we took early action to research and develop testing solutions for COVID-19. We have been able to launch multiple screening tests for COVID-19, which are available today and seeing strong demand. While volume from our core rare disease, oncology and reproductive health businesses has been challenged in this unprecedented macro environment, we were pleased to deliver strong year over year growth in both revenue and billable test volume in the first quarter. Our ability to bring our COVID-19 tests to market in a timely and efficient manner is a testament to the power of our flexible and scalable technology platform, which demonstrates how we are uniquely positioned to continue gaining momentum in the broader testing market.”

Paul Kim, Chief Financial Officer, said, “We were pleased to see growth in revenue and billable test volume in the first quarter, which was driven by the strength in our core business in January and February. Coinciding with timing of our launch for COVID-19 offerings, we began seeing demand for our COVID-19 tests in the final week of the quarter. We also made significant investments across our business during the quarter, that are directly attributable to the research, development and launch efforts for our COVID-19 tests. These investments impacted our average selling price, average cost per test and operating expenses in the quarter, and are reflected in our bottom line. Despite these dynamics, we generated approximately $1.4 million in cash flow from operations in the quarter. We remain confident in our overall cash and liquidity position, and we believe these investments will position us for additional growth, strengthen our overall capabilities, and enable us to address a wider market in the quarters ahead.”

Mr. Kim added, “We will provide a formal update on our guidance regarding certain financial measures during our investment community conference call to shortly follow the issuance of this press release.”

Conference Call Information

Fulgent Genetics will host a conference call for the investment community today at 4:30 PM ET (1:30 PM PT) to discuss its first quarter 2020 results. Press and industry analysts are invited to attend in listen-only mode.

The call can be accessed through a live audio webcast in the Investors section of the company’s website, http://ir.fulgentgenetics.com, and through a live conference call by dialing (855) 321-9535 using the conference ID 8333715. An audio replay will be available in the Investors section of the company’s website or by calling (855) 859-2056 using passcode 8333715 through May 11, 2020.

Note Regarding Non-GAAP Financial Measures

Certain of the information set forth in this press release, including non-GAAP income (loss) and adjusted EBITDA, are non-GAAP financial measures. Fulgent Genetics believes this information is useful to investors because it provides a basis for measuring the performance of the company’s business excluding certain income or expense items that management believes are not directly attributable to the company’s core operating results. Fulgent Genetics defines non-GAAP income (loss) as income (loss) calculated in accordance with accounting principles generally accepted in the United States of America (“GAAP”), plus or minus provisions (benefits) for income taxes, plus equity-based compensation expenses, plus or minus equity income (loss) in investee, plus or minus the effect of a corporate tax rate, and plus or minus other charges or gains, as identified, that management believes are not representative of the company’s core operations. Fulgent Genetics defines adjusted EBITDA as GAAP income (loss) plus or minus interest expense (income), plus or minus provisions (benefits) for income taxes, plus depreciation, plus equity-based compensation expenses, plus or minus equity income (loss) in investee, and plus or minus other charges or gains, as identified, that management believes are not representative of the company’s core operations.

Fulgent Genetics may continue to incur expenses similar to the items added to or subtracted from GAAP income (loss) to calculate non-GAAP income (loss) and adjusted EBITDA; accordingly, the exclusion of these items in the presentation of these non-GAAP financial measures should not be construed as an implication that these items are unusual, infrequent or non-recurring. Management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measure of income (loss) in evaluating the company's operating performance. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in conformity with

GAAP, and non-GAAP financial measures as reported by Fulgent Genetics may not be comparable to similarly titled metrics reported by other companies.

About Fulgent Genetics

Fulgent Genetics is a technology company offering comprehensive genetic testing providing physicians with clinically actionable diagnostic information they can use to improve the quality of patient care. The company has developed a proprietary technology platform that allows it to offer a broad and flexible test menu and continually expand and improve its proprietary genetic reference library, while maintaining accessible pricing, high accuracy and competitive turnaround times. The company believes its test menu offers more genes for testing than its competitors in today’s market, which enables it to provide expansive options for test customization and clinically actionable results.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements in this press release include statements about, among other things: anticipated growth of and increased stability in the company’s business and performance, including its volume and expected volume growth of billable tests delivered, and evaluations and judgments regarding diversification, traction, momentum, partnerships, and the company’s recent performance; the success of the company’s investments in its business; the timing, commercial success and impact on the company’s results of new product launches and other initiatives; and the company’s identification and evaluation of opportunities and its ability to capitalize on opportunities to grow its business.

Forward-looking statements are statements other than historical facts and relate to future events or circumstances or the company’s future performance, and they are based on management’s current assumptions, expectations and beliefs concerning future developments and their potential effect on the company’s business. These forward-looking statements are subject to a number of risks and uncertainties, which may cause the forward-looking events and circumstances described in this press release to not occur, and actual results to differ materially and adversely from those described in or implied by the forward-looking statements. These risks and uncertainties include, among others: the ongoing impacts of the COVID-19 pandemic, including the preventive public health measures that may continue to impact demand for our genetic tests;  the market potential for, and the rate and degree of market adoption of, the company’s tests, including the newly-developed tests for COVID-19 and genetic testing generally; the company’s ability to capture a sizable share of the developing market for genetic testing and compete successfully in this market, including its ability to continue to develop new tests that are attractive to its various customer markets and otherwise keep pace with rapidly changing technology; the company’s ability to maintain the low internal costs of its business model, particularly as the company makes investments across its business; the company’s ability to maintain an acceptable margin on sales of its tests, particularly in light of increasing competitive pressures and other factors that may continue to reduce the company’s sale prices for and margins on its tests; risks related to volatility in the company’s results, which can fluctuate significantly from period to period; risks associated with the composition of the company’s customer base, which can fluctuate from period to period and can be comprised of a small number of customers that account for a significant portion of the company’s revenue; the company’s ability to grow and diversify its customer base and increase demand from existing and new customers; the company’s investments in its infrastructure, including its sales organization and operational capabilities, and the extent to which these investments impact the company’s business and performance and enable it to manage any growth it may experience in future periods; the company’s level of success in obtaining coverage and adequate reimbursement and collectability levels from third-party payors for its tests; the company’s level of success in establishing and obtaining the intended benefits from partnerships, joint ventures or other relationships; the company’s compliance with the various evolving and complex laws and regulations applicable to its business and its industry; risks associated with the company’s international operations; the company’s ability to protect its proprietary technology platform; and general industry, economic, political and market conditions. As a result of these risks and uncertainties, forward-looking statements should not be relied on or viewed as predictions of future events.

The forward-looking statements made in this press release speak only as of the date of this press release, and the company assumes no obligation to update publicly any such forward-looking statements to reflect actual results or to changes in expectations, except as otherwise required by law.

The company’s reports filed with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2019 filed with the Securities and Exchange Commission on March 13, 2020 and the other reports it files from time to time, including subsequently filed quarterly and current reports, are made available on the company’s website upon their filing with the Securities and Exchange Commission. These reports contain more information about the company, its business and the risks affecting its business, as well as its results of operations for the periods covered by the financial results included in this press release. In particular, you are encouraged to review the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2020 for any revisions or updates to the information in this release.

Investor Relations Contacts:

The Blueshirt Group

Nicole Borsje, 415-217-2633, nborsje@blueshirtgroup.com

Melanie Solomon, 415-217-4964, melanie@blueshirtgroup.com

FULGENT GENETICS, INC.
CONDENSED CONSOLIDATED BALANCE SHEET DATA
March 31, 2020 and December 31, 2019
(in thousands)

	March 31,	December 31,
ASSETS:	2020	2019
Cash and cash equivalents	$9,302	$11,965
Investments in marketable securities	61,322	58,251
Accounts receivable, net	6,371	6,555
Property and equipment, net	5,698	5,974
Other assets	6,632	6,011
Total assets	$89,325	$88,756

LIABILITIES & EQUITY:
Accounts payable, accrued liabilities and other liabilities	$7,953	$5,979
Total stockholders’ equity	81,372	82,777
Total liabilities & equity	$89,325	$88,756

FULGENT GENETICS, INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS DATA
Three Months Ended March 31, 2020 and 2019
(in thousands, except per share data)
(unaudited)

	Three Months Ended March 31,
	2020	2019
Revenue	$7,753	$5,370
Cost of revenue (1)	4,057	2,968
Gross profit	3,696	2,402

Operating expenses:
Research and development (1)	1,978	1,424
Selling and marketing (1)	1,597	1,272
General and administrative (1)	2,035	1,529
Total operating expenses	5,610	4,225
Operating loss	(1,914)	(1,823)
Interest income and other income, net	241	207
Loss before income taxes and equity loss in investee	(1,673)	(1,616)
Provision for income taxes	34	13
Loss before equity loss in investee	(1,707)	(1,629)
Equity loss in investee	(249)	(279)
Net loss	$(1,956)	$(1,908)
Net loss per common share:
Basic	$(0.09)	$(0.10)
Diluted	$(0.09)	$(0.10)
Weighted average common shares:
Basic	21,566	18,228
Diluted	21,566	18,228

(1) Equity-based compensation expense was allocated as follows:
Cost of revenue	$231	$142
Research and development	312	178
Selling and marketing	171	125
General and administrative	210	138
Total equity-based compensation expense	$924	$583

FULGENT GENETICS, INC.
Non-GAAP Loss Reconciliation
Three Months Ended March 31, 2020 and 2019
(in thousands, except per share data)

	Three Months Ended March 31,
	2020	2019
Net loss	$(1,956)	$(1,908)
Provision for income taxes	34	13
Equity-based compensation expense	924	583
Non-GAAP tax effect (1)	—	—
Equity loss in investee	249	279
Non-GAAP loss	$(749)	$(1,033)
Net loss per common share:
Basic	$(0.09)	$(0.10)
Diluted	$(0.09)	$(0.10)
Non-GAAP loss per common share:
Basic	$(0.03)	$(0.06)
Diluted	$(0.03)	$(0.06)

Weighted average common shares:
Basic	21,566	18,228
Diluted	21,566	18,228

(1) Tax rates as follows:
Corporate tax rate of zero for the three months ended March 31, 2020 and 2019 due to full valuation allowance.

FULGENT GENETICS, INC.
Non-GAAP Adjusted EBITDA Reconciliation
Three Months Ended March 31, 2020 and 2019
(in thousands)

	Three Months Ended March 31,
	2020	2019
Net loss	$(1,956)	$(1,908)
Interest income, net	(326)	(214)
Provision for income taxes	34	13
Equity-based compensation expense	924	583
Depreciation	569	535
Equity loss in investee	249	279
Adjusted EBITDA	$(506)	$(712)